Exhibit 99.1

For Release: February 24, 2011, 7:30 a.m. ET

GM Announces First Full-Year Results as New Company

GM achieves four consecutive quarters of profitability

Calendar year net income of $4.7 billion, earnings per share of $2.89 on a diluted basis

Calendar year earnings before interest and tax (EBIT) adjusted of $7.0 billion

Material Weakness in Financial Reporting Eliminated

DETROIT – General Motors Company (NYSE: GM) today announced its calendar year 2010 results marked by $4.7 billion of net income attributable to common stockholders for its first full year of operations.

Revenue for the calendar year was $135.6 billion. Automotive cash flow from operating activities was $6.6 billion and automotive free cash flow was $2.4 billion, both reflecting the impact of a $4.0 billion voluntary cash contribution to the company’s U.S. pension plans.

“Last year was one of foundation building,” said Dan Akerson, chairman and chief executive officer. “Particularly pleasing was that we demonstrated GM’s ability to achieve sustainable profitability near the bottom of the U.S. industry cycle, with four consecutive profitable quarters.”

GM generated the following results:

	Fourth Quarter ‘10	Calendar Year ‘10
Revenue (bils.)	$36.9	$135.6
Net income attributable to common stockholders (bils.)	$0.5	$4.7
- Adjustments and loss on preferred, included above (bils.)	$(0.4)	$(0.2)
Earnings per share on a fully diluted basis ($/share)	$0.31	$2.89
- Adjustments and loss on preferred, included above ($/share)	$(0.21)	$(0.14)
Earnings before interest and tax (EBIT) adj. (bils.)	$1.0	$7.0
Automotive net cash flow from operating activities (bils.)	$(1.7)	$6.6
Automotive free cash flow (bils.)	$(2.8)	$2.4
- Contribution to U.S. pension plans, included above (bils.)	$(4.0)	$(4.0)

Fourth quarter net income attributable to common stockholders of $0.5 billion includes net charges of $0.4 billion, or a $0.21 reduction to fully diluted earnings per share, as a result of the previously disclosed $0.7 billion loss on the purchase of U.S. Treasury (UST) preferred shares, partially offset by the impact of EBIT adjustments. The company had approximately $0.3 billion in favorable EBIT adjustments including the previously disclosed $0.2 billion gain associated with the repayment of the VEBA Note, and $0.1 billion of cumulative gains on the sale of Nexteer and the purchase of the Strasbourg, France facility.

GM North America (GMNA) had EBIT in the fourth quarter 2010 of $0.8 billion, up from a loss of $3.4 billion in the fourth quarter 2009. GM Europe (GME) had a loss before interest and taxes of $0.6 billion, an improvement from a loss of $0.8 billion in the same quarter a year ago. GM International Operations (GMIO) had EBIT of $0.3 billion, down from $0.4 billion in fourth quarter 2009. GM South America (GMSA) had EBIT of $0.2 billion for the fourth quarter, compared with $0.3 billion in the same quarter a year ago. GM began reporting GMSA results as an operating segment in the fourth quarter, and has revised the segment reporting for prior periods.

Automotive net cash flow from operating activities for the fourth quarter was $(1.7) billion, which reflects a $4.0 billion voluntary cash contribution to the U.S. pension plans. After deducting $1.1 billion of capital expenditures, automotive free cash flow was $(2.8) billion.

As a result of GM’s 2010 financial performance, the company will pay profit sharing to approximately 45,000 eligible GM U.S. hourly employees, and approximately 3,000 eligible GM Components Holdings (GMCH) employees. The average payout per employee will be approximately $4,300 for GM employees and $3,200 for GMCH employees.

In addition, GM announced today that after assessing remediation actions that it put in place to address the company’s material weakness regarding the financial reporting process, the management team and Audit Committee of the Board of Directors concluded that the material weakness no longer exists as of December 31, 2010.

“Our focus for 2011 is to build on our progress and continue to generate momentum in the marketplace. We expect our first quarter will be a strong start,” said Chris Liddell, vice chairman and chief financial officer.

# # #

About General Motors

General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 202,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 30 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, Daewoo, Holden, Jiefang, Opel, Vauxhall and Wuling. GM’s largest national market is China, followed by the United States, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on the new General Motors can be found at www.gm.com.

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products.

GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Contacts:

Reneé Rashid-Merem

Office 313-665-3128

Cell 313-701-8560

renee.rashid-merem@gm.com

Randy Arickx

Office 313-667-0006

Cell 313-268-7070

randy.c.arickx@gm.com

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), EBIT adjusted and Automotive free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, EBIT adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Successor
	Year Ended December 31, 2010	Three Months Ended December 31, 2010	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
Operating segments
GMNA(a)	$5,748	$813	$2,125	$1,592	$1,218	$(3,443)
GME(a)(b)	(1,764)	(568)	(559)	(160)	(477)	(799)
GMIO(a)(b)	2,262	334	516	504	908	428
GMSA(a)(b)	818	195	163	195	265	291
GM Financial(c)	129	129	—	—	—	—

Total operating segments	7,193	903	2,245	2,131	1,914	(3,523)
Corporate and eliminations(b)	284	442	30	(98)	(90)	(523)

EBIT(c)	7,477	1,345	2,275	2,033	1,824	(4,046)
Interest income	465	136	125	114	90	75
Automotive interest expense	1,098	248	263	250	337	329
Income tax expense (benefit)	672	(173)	(25)	361	509	(861)

Net income (loss) attributable to stockholders	6,172	1,406	2,162	1,536	1,068	(3,439)
Less: Cumulative dividends on and charge related to purchase of preferred stock	1,504	896	203	202	203	81

Net income attributable to common stockholders	$4,668	$510	$1,959	$1,334	$865	$(3,520)

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s automotive operating segments between EBIT and Net income (loss) attributable to stockholders.
(b)	In the year ended December 31, 2010 GM changed its managerial and financial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from GM’s GME segment to GM’s GMIO segment and certain entities geographically located in Brazil, Argentina, Colombia, Ecuador, Venezuela, Bolivia, Chile, Paraguay, Peru and Uruguay were transferred from GM’s GMIO segment to GM’s newly created GMSA segment. GM has retrospectively revised the segment presentation for all periods presented.
(c)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize the reconciliation of EBIT adjusted to EBIT and Automotive free cash flow to Automotive Net cash provided by (used in) operating activities (dollars in millions):

	Successor
	Year Ended December 31, 2010(a)	Three Months Ended December 31, 2010(a)	Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010	Three Months Ended December 31, 2009
EBIT adjusted	$7,030	$1,021	$2,275	$2,033	$1,701	$(954)
Adjustments	447	324	—	—	123	(3,092)

EBIT	$7,477	$1,345	$2,275	$2,033	$1,824	$(4,046)

Automotive
Free cash flow	$2,389	$(2,818)	$1,363	$2,834	$1,010	$(2,919)
Capital expenditures	4,200	1,088	1,261	1,011	840	1,033

Net cash provided by (used in) operating activities	$6,589	$(1,730)	$2,624	$3,845	$1,850	$(1,886)

(a)	GM Financial amounts included in EBIT and EBIT adjusted represent income before income taxes.

Adjustments

In the three months ended December 31, 2010 Adjustments included the following:

•	Gain of $198 million on the extinguishment of the VEBA Notes;
•	Gain of $66 million related to the acquisition of General Motors Strasbourg S.A.S; and
•	Gain of $60 million related to the sale of Nexteer, a manufacturer of steering components and half-shafts, to Pacific Century Motors.

In the three months ended March 31, 2010 Adjustments included a gain of $123 million as a result of the sale of Saab Automobile AB to Spyker Cars NV.

In the three months ended December 31, 2009 Adjustments included the following:

•

Settlement loss of $2.6 billion related to the termination of GM’s UAW hourly retiree medical plan and Mitigation Plan, under which GM agreed that an independent VEBA would be formed to pay certain healthcare costs of UAW hourly retirees and their beneficiaries;

•	Impairment charge of $270 million related to GM’s investment in Ally Financial common stock;
•

Charges of $150 million related to the settlement of existing Delphi obligations upon consummation of the Delphi Master Disposition Agreement and GM’s agreement to fund the wind-down costs of certain Delphi facilities; and

•

Loss on extinguishment of debt of $101 million related to the repayment of secured long-term debt of $400 million (in connection with the purchase of the remaining noncontrolling interest in CAMI Automotive, Inc.).

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor			Combined GM and Old GM
	Three Months Ended December 31, 2010	Year Ended December 31, 2010	Three Months Ended December 31, 2009	Year Ended December 31, 2009
Production Volume (units in thousands)(a)
GMNA - Cars	240	977	235	727
GMNA - Trucks	463	1,832	381	1,186

Total GMNA	703	2,809	616	1,913
GME	313	1,234	256	1,106
GMIO - Consolidated Entities	265	1,016	229	752
GMIO - Joint Ventures(b)	747	2,729	592	1,925

Total GMIO	1,012	3,745	821	2,677
GMSA	241	926	229	807

Total Worldwide	2,269	8,714	1,922	6,503

(a)	Production volume includes vehicles produced by certain joint ventures.
(b)	The joint venture agreements with SGMW (44%) and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor			Combined GM and Old GM
	Three Months Ended December 31, 2010	Year Ended December 31, 2010	Three Months Ended December 31, 2009	Year Ended December 31, 2009
Vehicle Sales (units in thousands)(a)(b)(c)(d)(e)
United States
Chevrolet – Cars	133	636	133	546
Chevrolet – Trucks	257	930	219	799
Cadillac	42	147	36	109
Buick	41	155	30	102
GMC	103	335	78	260
Other	1	12	42	269

Total United States	577	2,215	538	2,084
Canada, Mexico and Other	108	410	100	400

Total GMNA	685	2,625	637	2,484

GME
Opel/Vauxhall	297	1,178	265	1,209
Chevrolet	128	477	107	426
Other	1	7	6	32

Total GME	426	1,662	378	1,668

GMIO
Chevrolet	263	914	205	629
Wuling	240	1,149	247	1,001
Buick	150	551	134	448
GM Daewoo	40	130	41	121
Holden	34	141	36	126
FAW-GM	21	88	26	35
GMC	10	35	8	36
Cadillac	6	22	3	11
Other	12	46	12	47

Total GMIO(f)(g)	776	3,077	713	2,453

GMSA
Chevrolet	284	1,014	222	862
Other	2	11	2	10

Total GMSA	286	1,026	224	872

Total Worldwide	2,173	8,390	1,952	7,477

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes GM Saab vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer.
(f)	Includes SGM joint venture vehicle sales in China of 1.0 million vehicles, SGMW and FAW-GM joint venture vehicle sales in China of 1.3 million vehicles and HKJV joint venture vehicle sales in India of 110,000 vehicles in the year ended December 31, 2010. Combined GM and Old GM SGM joint venture vehicle sales in China of 708,000 vehicles and combined GM and Old GM SGMW and FAW-GM joint venture vehicle sales in China of 1.1 million vehicles in the year ended December 31, 2009. We do not record revenue from our joint ventures’ vehicle sales.
(g)	The joint venture agreements with SGMW (44%) and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor			Combined GM and Old GM
	Three Months Ended December 31, 2010	Year Ended December 31, 2010	Three Months Ended December 31, 2009	Year Ended December 31, 2009
Market Share(a)(b)(c)(d)
United States – Cars	13.2%	14.3%	15.5%	16.3%
United States – Trucks	23.9%	23.0%	24.6%	23.1%
Total United States	19.1%	18.8%	20.2%	19.7%
Total GMNA	18.5%	18.2%	19.2%	18.9%
Total GME	9.0%	8.8%	8.2%	8.9%
Total GMIO(e)(f)	8.6%	8.8%	8.9%	8.7%
Total GMSA	19.6%	19.9%	19.6%	20.0%
Total Worldwide	11.5%	11.4%	11.4%	11.6%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	29.6%	36.9%	34.6%	29.0%
% Fleet Sales - Trucks	19.1%	23.2%	20.5%	21.6%
Total Vehicles	22.3%	28.2%	25.8%	24.7%

GMNA Capacity Utilization(g)	89.6%	89.5%	61.5%	48.0%

(a)	Market share information is based on vehicle sales volume.
(b)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(c)	Includes GM Saab vehicle sales data through February 2010.
(d)	GMNA vehicle sales primarily represent sales to the ultimate customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the ultimate customer.
(e)	Includes SGM joint venture vehicle sales in China of 1.0 million vehicles, SGMW and FAW-GM joint venture vehicle sales in China of 1.3 million vehicles and HKJV joint venture vehicle sales in India of 110,000 vehicles in the year ended December 31, 2010. Combined GM and Old GM SGM joint venture vehicle sales in China of 708,000 vehicles and combined GM and Old GM SGMW and FAW-GM joint venture vehicle sales in China of 1.1 million vehicles in the year ended December 31, 2009. We do not record revenue from our joint ventures’ vehicle sales.
(f)	The joint venture agreements with SGMW (44%) and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income, net of tax.
(g)	Two shift rated, annualized.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor
	December 31, 2010	December 31, 2009
Worldwide Employment (thousands)
GMNA(a)	96	103
GME(b)	40	50
GMIO(c)	32	34
GMSA	31	28
GM Financial	3	—

Total Worldwide	202	215

U.S. – Salaried	28	26
U.S. – Hourly	49	51

(a)	Decrease in GMNA primarily relates to restructuring initiatives.
(b)	Decrease in GME primarily relates to the sale of Saab, employees located within Russia and Uzbekistan transferred from our GME segment to our GMIO segment and restructuring initiatives in Belgium, Germany, Spain and the United Kingdom in the year ended December 31, 2010.
(c)	GMIO reflects a reduction of 2,400 employees due to the sale of GM India in the year ended December 31, 2010.

	Successor		Predecessor
	Year Ended December 31, 2010	July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009
Worldwide Payroll (billions)	$ 14.0	$ 6.2	$ 6.2

General Motors Company and Subsidiaries

Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Successor		Predecessor
	Year Ended December 31, 2010	July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009	Year Ended December 31, 2008
Net sales and revenue
Automotive sales	$ 135,142	$57,329	$46,787	$147,732
GM Financial and other revenue	281	—	—	—
Other automotive revenue	169	145	328	1,247

Total net sales and revenue	135,592	57,474	47,115	148,979

Costs and expenses
Automotive cost of sales	118,792	56,381	55,814	149,257
GM Financial operating expenses and other	152	—	—	—
Automotive selling, general and administrative expense	11,446	6,006	6,161	14,253
Other automotive expenses, net	118	15	1,235	6,699

Total costs and expenses	130,508	62,402	63,210	170,209

Operating income (loss)	5,084	(4,928)	(16,095)	(21,230)
Equity in income (loss) of and disposition of interest in Ally Financial	—	—	1,380	(6,183)
Automotive interest expense	(1,098)	(694)	(5,428)	(2,525)
Interest income and other non-operating income, net	1,555	440	852	424
Gain (loss) on extinguishment of debt	196	(101)	(1,088)	43
Reorganization gains, net	—	—	128,155	—

Income (loss) before income taxes and equity income	5,737	(5,283)	107,776	(29,471)
Income tax expense (benefit)	672	(1,000)	(1,166)	1,766
Equity income, net of tax	1,438	497	61	186

Net income (loss)	6,503	(3,786)	109,003	(31,051)
Net (income) loss attributable to noncontrolling interests	(331)	(511)	115	108

Net income (loss) attributable to stockholders	6,172	(4,297)	109,118	(30,943)
Less: Cumulative dividends on and charge related to purchase of preferred stock	1,504	131	—	—

Net income (loss) attributable to common stockholders	$4,668	$(4,428)	$109,118	$(30,943)

Earnings (loss) per share
Basic
Net income (loss) attributable to common stockholders	$3.11	$(3.58)	$178.63	$(53.47)
Weighted-average common shares outstanding	1,500	1,238	611	579
Diluted
Net income (loss) attributable to common stockholders	$2.89	$(3.58)	$178.55	$(53.47)
Weighted-average common shares outstanding	1,624	1,238	611	579
Cash dividends per common share	$—	$—	$—	$0.50

General Motors Company and Subsidiaries

Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	Successor
	December 31,	December 31,
ASSETS	2010	2009
Automotive Current Assets
Cash and cash equivalents	$21,061	$22,679
Marketable securities	5,555	134

Total cash, cash equivalents and marketable securities	26,616	22,813
Restricted cash and marketable securities	1,240	13,917
Accounts and notes receivable (net of allowance of $252 and $250)	8,699	7,518
Inventories	12,125	10,107
Assets held for sale	—	388
Equipment on operating leases, net	2,568	2,727
Other current assets and deferred income taxes	1,805	1,777

Total current assets	53,053	59,247
Automotive Non-current Assets
Restricted cash and marketable securities	1,160	1,489
Equity in net assets of nonconsolidated affiliates	8,529	7,936
Property, net	19,235	18,687
Goodwill	30,513	30,672
Intangible assets, net	11,882	14,547
Deferred income taxes	308	564
Assets held for sale	—	530
Other assets	3,286	2,623

Total non-current assets	74,913	77,048

Total Automotive Assets	127,966	136,295
GM Financial Assets
Finance receivables (including finance receivables transferred to special purpose entities of $7,156 at December 31, 2010)	8,197	—
Restricted cash	1,090	—
Goodwill	1,265	—
Other assets	380	—

Total GM Financial Assets	10,932	—

Total Assets	$138,898	$136,295

LIABILITIES AND EQUITY
Automotive Current Liabilities
Accounts payable (principally trade)	$21,497	$18,725
Short-term debt and current portion of long-term debt (including debt at GM Daewoo of $70 at December 31, 2010)	1,616	10,221
Liabilities held for sale	—	355
Postretirement benefits other than pensions	625	846
Accrued liabilities (including derivative liabilities at GM Daewoo of $111 at December 31, 2010)	23,419	22,288

Total current liabilities	47,157	52,435
Automotive Non-current Liabilities
Long-term debt (including debt at GM Daewoo of $835 at December 31, 2010)	3,014	5,562
Liabilities held for sale	—	270
Postretirement benefits other than pensions	9,294	8,708
Pensions	21,894	27,086
Other liabilities and deferred income taxes	13,021	13,279

Total non-current liabilities	47,223	54,905

Total Automotive Liabilities	94,380	107,340
GM Financial Liabilities
Securitization notes payable	6,128	—
Credit facilities	832	—
Other liabilities	399	—

Total GM Financial Liabilities	7,359	—

Total Liabilities	101,739	107,340
Commitments and contingencies
Preferred stock Series A, $0.01 par value (2,000,000,000 shares authorized and 360,000,000 shares issued and outstanding (each with a $25.00 liquidation preference) at December 31, 2009)	—	6,998
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at December 31, 2010)	5,536	—
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at December 31, 2010)	4,855	—
Common stock, $0.01 par value (5,000,000,000 shares authorized and 1,500,136,998 shares and 1,500,000,000 shares issued and outstanding at December 31, 2010 and 2009)	15	15
Capital surplus (principally additional paid-in capital)	24,257	24,040
Retained earnings (accumulated deficit)	266	(4,394)
Accumulated other comprehensive income	1,251	1,588

Total stockholders’ equity	36,180	21,249
Noncontrolling interests	979	708

Total equity	37,159	21,957

Total Liabilities and Equity	$138,898	$136,295